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                                                                    Exhibit 11.1


                     SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

                          COMPUTATION OF EARNINGS PER SHARE


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                                                               THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                SEPTEMBER 30,
                                                              1997           1996           1997           1996
                                                           ----------     ----------     ----------     ----------
                                                                    (In thousands, except per share data)
PRIMARY:
Shares outstanding at beginning of period                      46,244         46,023         46,093         47,916
Weighted average shares issued pursuant to:
  Acquisition agreements                                           --             --             --             63
  Employee benefit plans                                          159             38            127             61
  Weighted average shares repurchased                              --             --             --         (1,592)
Dilutive effect of outstanding stock options, warrants
  and restricted stock awards                                   1,148             --            753            531
                                                           ----------     ----------     ----------     ----------
Weighted average number of common and
  common equivalent shares outstanding                         47,551         46,061         46,973         46,979
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------

Net earnings (loss) (1)                                       $19,420        ($5,562)       $53,179        $26,143
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------

Net earnings (loss) per common and
  common equivalent share (1)                                   $0.41         ($0.12)         $1.13          $0.56
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------

FULLY DILUTED:

Weighted average number of common and common
  equivalent shares used in primary calculation                47,551         46,061         46,973         46,979
Additional dilutive effect of stock options, warrants
  and restricted stock awards                                      64             --            366             14
Assumed conversion of dilutive convertible debentures           4,714             --          4,714          4,714
                                                           ----------     ----------     ----------     ----------

Fully diluted weighted average number of common
  and common equivalent shares outstanding                     52,329         46,061         52,053         51,707
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------

Net earnings (loss) used in primary calculation               $19,420        ($5,562)       $53,179        $26,143
Adjustment for reduced interest expense, net of interest
  expense related to additional borrowings to fund
  cash portion of merger consideration assumed paid
  on conversion of dilutive convertible debentures and
  net of related income tax benefits                              855             --          2,568          2,568
                                                           ----------     ----------     ----------     ----------

Net earnings (loss) (1)                                       $20,275        ($5,562)       $55,747        $28,711
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------

Fully diluted net earnings (loss) per common and
  common equivalent share (1)                                   $0.39         ($0.12)         $1.07          $0.56
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------

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